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                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 11, 2006

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                           Commission File No. 0-25474

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                            MEDCOM USA, INCORPORATED
        (Exact name of small business issuer as specified in its charter)

           Delaware                                        65-0287558
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


            7975 NORTH HAYDEN ROAD, SUITE D-333, SCOTTSDALE, AZ 85258
                    (Address of principal executive offices)

       Registrant's telephone number, including Area Code: (480) 675-8865


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Item 4.01 Changes in Registrant's Certifying Accountant.

On November 11, 2005, S.E. Clark & Company, P.C. ("S.E. Clark") was appointed as the independent auditor for the MedCom USA, Inc. (the "Company") commencing with the year ending June 30, 2006, and Epstein, Weber & Conover, PLC ("Epstein, Weber") were dismissed as the independent auditors for the Company as of November 11, 2005. The decision to change auditors was approved by the audit committee of the Company's Board of Directors on November 11, 2005.

The report of Epstein, Weber on the financial statements for either of the two most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company continues to incur significant operating losses. The Company has begun to generate revenue from its electronic transaction business but has continued to incur material obligations under sale-leaseback transactions. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are discussed in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

During the Company's two most recent fiscal years and during the subsequent interim period ending November 11, 2005, there were no disagreements with Epstein, Weber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Epstein, Weber, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's two most recent fiscal years and during the subsequent interim period ending November 11, 2005, we have been informed by Epstein, Weber & Conover, PLC of significant deficiencies in internal controls which they believe is a reportable event under Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company. The Company has corrected these control deficiencies by hiring a SEC compliance accountant to address each deficiency and have made corrective actions to reduce risk and establish a control environment.

During the Company's two most recent fiscal years and during the subsequent interim period ending November 11, 2005, the Company did not consult with S.E. Clark & Company, P.C. with respect to the Company regarding (i) the application of accounting


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principles to a specified transaction, either completed or proposed, or the type of  audit  opinion that might be rendered on the Company's financial statements,
(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Epstein, Weber and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

/s/ William P. Williams

CEO, President, Chairman